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               Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional

Information constituting part of this Pre-Effective Amendment No.

1 to the registration statement on Form N-1A (the "Registration

Statement") of our report dated January 14, 1998, relating to the statement of assets and liabilities of Alliance International

Premier Growth Fund, Inc., which appears in such Statement of

Additional Information.  We also consent to the reference to us under the heading "General Information - Independent Auditors" in such Statement of Additional Information.





PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York
January 14, 1998